Exhibit 99.1

IIOT-OXYS, Provides Business Update on COVID-19

Cambridge, May 1, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- IIOT-OXYS, Inc. (OTC Pink: ITOX) announced a business update on COVID-19. Cliff Emmons, CEO of IIOT-OXYS, Inc. stated, “IIOT-OXYS, Inc. has taken decisive steps in response to the COVID-19 pandemic, and is positioned for growth due to these actions.” To ensure the health and safety of its employees, all employees and contractors are working remotely. As shelter in place orders are relaxed, employees will adhere to governmental guidelines for social distancing, facial masking, and other governmental recommendations.

IIOT-OXYS, Inc. has applied for and received funding from the Payroll Protection Program (PPP). This funding will enable employees to continue supporting current and future customers remotely. “IIOT-OXYS, Inc. is primarily a Software as a Service (SaaS) company, which allows us to conduct the majority of our business remotely”, commented Mr. Emmons, “Our products and services support medical device, pharmaceutical and biotech manufacturing operations, industries that are receiving significant public and private financing due to these industries’ efforts to ramp up current and new diagnostics, vaccines, and therapies to fight this pandemic. Furthermore, we’re pleased with the positive impact of entering a collaboration agreement with Aingura IIoT, S.L., announced in March, both in terms of customer support and potential future growth in all our target industries.”

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc.  is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes.  For additional information visit www.oxyscorp.com

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About Aingura

Aingura IIoT's unique selling point (USP) is our scientific and technical solution, addressing industrial optimization pitfalls related to critical manufacturing processes. We deliver a sophisticated IT/OT systems architecture, combining top-notch computing and high-availability capacities with best-of-breed, advanced data analysis algorithms. Aingura IIoT posits an integration of the features of high-performance computing, reconfigurable computing and machine learning, in a single and rapidly-deployable solution. Aingura IIoT delivers crucial insights to support decision-making beyond real time, adjusting them to the requirements of manufacturing processes. Aingura IIoT provides an artificial intelligence-based, cyber-physical production systems to achieve real-time operational optimization for highly productive and demanding manufacturing environments. For additional information visit www.ainguraiiot.com

Contact:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

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